Exhibit 99.1

Contact:	Investors & Analysts:
John Emerick
Megan Forrester
Fair Isaac Corporation
(800) 213-5542
investor@fairisaac.com

Fair Isaac Announces Fourth Quarter and Fiscal 2004 Results

18% year-over-year revenue growth for fourth quarter

MINNEAPOLIS—November 10, 2004—Fair Isaac Corporation (NYSE:FIC), a leader in customer analytics and decision technology, today announced financial results for the fourth fiscal quarter and full fiscal year ended September 30, 2004.

GAAP Results

The company reported fourth quarter revenues of $190.4 million in fiscal 2004 versus $161.0 million reported in the fourth quarter of fiscal 2003. Revenues for fiscal 2004 totaled $706.2 million as compared to revenues of $629.3 million reported in the same period last year. Net income for the fourth quarter of fiscal 2004 totaled $14.4 million, or $0.20 per share, on 71.3 million diluted shares outstanding, compared with net income of $31.7 million, or $0.42 per share, on 78.6 million diluted shares outstanding reported in the same quarter last year. Net income for fiscal 2004 totaled $102.8 million, or $1.41 per share, on 73.0 million diluted shares outstanding, compared with $107.2 million, or $1.41 per share, on 76.0 million diluted shares outstanding reported in fiscal 2003.

Pro Forma Results

The company reported pro forma net income for the fourth quarter of fiscal 2004 of $28.5 million, compared to pro forma net income of $33.9 million reported in the same quarter last year. Pro forma diluted earnings per share for the fourth quarter of fiscal 2004 was $0.40, compared to pro forma diluted earnings per share of $0.45 reported in the same quarter last year.

Pro forma net income for fiscal 2004 was $126.4 million, compared with pro forma net income of $117.3 million reported in fiscal 2003. Pro forma diluted earnings per share for fiscal 2004 was $1.72, compared to pro forma diluted earnings per share of $1.54 reported in fiscal 2003.

The GAAP results for the fourth quarter of fiscal 2004 and fiscal 2004 include: i) the revenue impact of the purchase accounting adjustments, related to the write-down of deferred revenue to fair market value, in connection with the acquisition of London Bridge Software Holdings plc, ii) the amortization of intangible assets acquired in acquisitions, iii) restructuring and acquisition-related expenses, iv) a loss recorded in connection with the redemption of our convertible subordinated notes in the fourth quarter of fiscal 2004, and v) a loss recorded in the fourth quarter of fiscal 2004 in connection with a non-recurring legal settlement. The pro forma results for the fourth quarter of fiscal 2004 and fiscal 2004 exclude the impact of these items. A reconciliation of GAAP to pro forma, or non-GAAP, financial results is included in this press release.

All earnings per share figures reflect the company’s three-for-two stock split, which took effect March 10, 2004.

“We are pleased with the strong revenue and operating results we achieved during the fourth quarter, and we are in a strong position for continued growth in 2005 as we work to increase the impact of our analytics in both core and new markets,” said Tom Grudnowski, CEO of Fair Isaac. “While 2004 has been a challenging year across the technology sector, we’ve made significant progress in growing our global presence, delivering more valuable capabilities through strategic acquisitions and bringing several major analytic innovations to the marketplace.”

Acquisition of Braun Completed

Fair Isaac also announced today that it has completed its previously announced acquisition of Braun Consulting, Inc. (NASDAQ:BRNC), a marketing strategy and technology consulting firm. The closing of the transaction follows acceptance of the acquisition terms by Braun shareholders. Under terms of the agreement, Braun shareholders will receive $2.34 in cash for each share of Braun.

The acquisition of Braun adds proven expertise in integrating marketing strategy and customer management technology to Fair Isaac’s roster of Precision Marketing solutions and services. In addition, Braun’s broad industry presence expands Fair Isaac’s capabilities in markets targeted for growth, including healthcare, retail and pharmaceuticals.

Non-GAAP Financial Measures

The company uses pro forma non-GAAP financial measures, which exclude the revenue impact of the purchase accounting adjustments, related to the write-down of deferred revenue to fair market value, in connection with the acquisition of London Bridge Software Holdings plc, the amortization of intangible assets acquired in acquisitions, restructuring and acquisition-related expenses, the loss recorded in connection with the redemption of our convertible subordinated notes in the fourth quarter of fiscal 2004, and the loss recorded in the fourth quarter of fiscal 2004 in connection with a non-recurring legal settlement, in analyzing financial results because they provide meaningful information regarding the company’s operational performance and facilitate management’s internal comparisons to the company’s historical operating results and comparisons to the operating results of other companies. The company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency of the company’s operating performance. Wherever non-GAAP financial measures have been included in this press release, the company has reconciled them in the tables below to their GAAP counterparts. These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States of America and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The following tables reconcile the non-GAAP financial measures to GAAP:

	Quarter Ended		Quarter Ended
	September 30, 2004		September 30, 2003
		Diluted		Diluted
	Net Income	EPS (2)	Net Income	EPS (1)(2)
	(In thousands, except per share data)
Non-GAAP (pro forma)	$28,457	$0.40	$33,935	$0.45
Impact of deferred revenue write-down	2,526	0.04	—	—
Amortization of acquired intangible assets	3,476	0.05	2,295	0.03
Restructuring and acquisition-related expenses	261	—	(50)	—
Loss on redemption of convertible subordinated notes	6,110	0.09	—	—
Loss related to non-recurring legal settlement	1,669	0.02	—	—

GAAP	$14,415	$0.20	$31,690	$0.42

	Year Ended		Year Ended
	September 30, 2004		September 30, 2003
		Diluted		Diluted
	Net Income	EPS (2)	Net Income	EPS
	(In thousands, except per share data)
Non-GAAP (pro forma)	$126,363	$1.72	$117,300	$1.54
Impact of deferred revenue write-down	3,440	0.05	—	—
Amortization of acquired intangible assets	11,608	0.16	8,586	0.11
Restructuring and acquisition-related expenses	748	0.01	1,557	0.02
Loss on redemption of convertible subordinated notes	6,110	0.08	—	—
Loss related to non-recurring legal settlement	1,669	0.02	—	—
Impact of convertible subordinated notes on diluted EPS (2)	—	(0.01)	—	—

GAAP	$102,788	$1.41	$107,157	$1.41

Company to Host Conference Call

The company will host a conference call today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its fourth quarter and fiscal year 2004 results and provide guidance for fiscal 2005. The call can be accessed live on the Investor Relations section of the company’s Web site at www.fairisaac.com, and will be archived on the site immediately following the call.

About Fair Isaac

Fair Isaac Corporation (NYSE:FIC) is the preeminent provider of creative analytics that unlock value for people, businesses and industries. The company’s predictive modeling, decision analysis, intelligence management, decision management systems and consulting services power billions of mission-critical customer decisions a year. Founded in 1956, Fair Isaac helps thousands of companies in over 60 countries acquire customers more efficiently, increase customer value, reduce fraud and credit losses, lower operating expenses and enter new markets more profitably. Most leading banks and credit card issuers rely on Fair Isaac solutions, as do insurers, retailers, telecommunications providers, healthcare organizations and government agencies. Through the www.myFICO.com Web site, consumers use the company’s FICO® scores, the standard measure of credit risk, to manage their financial health. For more information, visit www.fairisaac.com.

Statement Concerning Forward-Looking Information

Except for historical information contained herein, the statements contained in this press release that relate to Fair Isaac or its business are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the company’s ability to recruit and retain key technical and managerial personnel, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, competition, regulatory changes applicable to the use of consumer credit and other data, the possibility that the anticipated benefits of acquisitions, including expected synergies, will not be realized and other risks described from time to time in Fair Isaac’s SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2003, and quarterly report on Form 10-Q for the quarter ended June 30, 2004. If any of these risks or uncertainties materializes, Fair Isaac’s results could differ materially from Fair Isaac’s expectations in these statements. Fair Isaac disclaims any intent or obligation to update these forward-looking statements.

Fair Isaac and FICO are trademarks or registered trademarks of Fair Isaac Corporation, in the United States and/or in other countries. Other product and company names herein may be trademarks of their respective owners.

(1)	The computation of GAAP diluted earnings per share for the quarter ended September 30, 2003, includes 4.1 million shares of common stock issuable upon conversion of our convertible subordinated notes, along with a corresponding adjustment to net income to add back related interest expense, net of tax, of approximately $1.6 million. The computation of GAAP diluted earnings per share for the quarter ended September 30, 2004, and for the years ended September 30, 2004 and 2003, excludes these shares, as they were antidilutive during these periods.

(2)	The computation of non-GAAP diluted earnings per share for the quarter and year ended September 30, 2004, includes 3.0 million and 3.8 million shares of common stock issuable upon conversion of our convertible subordinated notes, respectively, along with a corresponding adjustment to net income to add back related interest expense, net of tax, of approximately $1.1 million and $5.9 million, respectively. The computation of non-GAAP diluted earnings per share for the quarter ended September 30, 2003, includes 4.1 million shares of common stock issuable upon conversion of our convertible subordinated notes, along with a corresponding adjustment to net income to add back related interest expense, net of tax, of approximately $1.6 million. The computation of non-GAAP diluted earnings per share for the year ended September 30, 2003, excludes these shares, as they were antidilutive during this period.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Quarters and Years Ended September 30, 2004 and 2003
(In thousands, except per share data)
(Unaudited)

	Quarter Ended			Year Ended
	September 30,			September 30,
	2004	2003		2004	2003
Revenues	$190,422	$160,965		$706,206	$629,295

Operating expenses:
Cost of revenues	68,408	59,688		252,587	246,592
Research and development	21,258	16,249		71,088	67,574
Selling, general and administrative	54,722	29,466		182,374	124,641
Amortization of intangible assets	6,336	3,651		19,064	13,793
Restructuring and acquisition-related	476	(79)		1,227	2,501

Total operating expenses	151,200	108,975		526,340	455,101

Operating income	39,222	51,990		179,866	174,194
Loss on redemption of convertible subordinated notes	(11,137)	—		(11,137)	—
Other (expense) income, net	(1,807)	(1,572)		86	(2,054)

Income before income taxes	26,278	50,418		168,815	172,140
Provision for income taxes	11,863	18,728		66,027	64,983

Net income	$14,415	$31,690		$102,788	$107,157

Earnings per share:
Basic	$0.21	$0.45	(b)	$1.47	$1.48	(b)

Diluted	$0.20	$0.42	(a)(b)	$1.41	$1.41	(b)

Shares used in computing earnings per share:
Basic	69,596	70,400	(b)	69,933	72,185	(b)

Diluted	71,328	78,610	(a)(b)	73,032	75,973	(b)

(a)	The computation of diluted earnings per share for the quarter ended September 30, 2003, includes 4.1 million shares of common stock issuable upon conversion of our convertible subordinated notes, along with a corresponding adjustment to net income to add back related interest expense, net of tax, of approximately $1.6 million. The computation of diluted earnings per share for the quarter ended September 30, 2004, and for the years ended September 30, 2004 and 2003, excludes these shares, as they were antidilutive during these periods.

(b)	On February 2, 2004, our Board of Directors declared a three-for-two stock split in the form of a 50% common stock dividend with cash payment in lieu of fractional shares, paid on March 10, 2004 to shareholders of record on February 18, 2004. The share and per share amounts within the condensed consolidated statements of income have been adjusted to reflect this stock split.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
September 30, 2004 and 2003
(In thousands)
(Unaudited)

	September 30,	September 30,
	2004	2003
ASSETS:
Current assets:
Cash and investments	$299,305	$505,351
Receivables, net	140,845	138,712
Prepaid expenses and other current assets	25,951	23,809

Total current assets	466,101	667,872
Investments	65,007	164,254
Property and equipment, net	53,288	50,706
Goodwill and intangible assets, net	838,082	551,772
Other noncurrent assets	35,241	60,569

	$1,457,719	$1,495,173

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and other accrued liabilities	$58,536	$40,939
Accrued compensation and employee benefits	33,670	25,839
Deferred revenue	41,050	31,584

Total current liabilities	133,256	98,362
Senior convertible notes	400,000	400,000
Convertible subordinated notes	—	141,364
Other noncurrent liabilities	7,992	5,905

Total liabilities	541,248	645,631
Stockholders’ equity	916,471	849,542

	$1,457,719	$1,495,173

FAIR ISAAC CORPORATION
REVENUES BY SEGMENT
For the Quarters and Years Ended September 30, 2004 and 2003
(In thousands)
(Unaudited)

	Quarter Ended		Year Ended
	September 30,		September 30,
	2004	2003	2004	2003
Strategy machine solutions	$115,100	$96,366	$427,647	$379,404
Scoring solutions	37,512	34,487	142,834	136,057
Professional services	26,410	21,642	96,715	83,660
Analytic software tools	11,400	8,470	39,010	30,174

Total revenues	$190,422	$160,965	$706,206	$629,295

FAIR ISAAC CORPORATION
BASELINE REVENUE ANALYSIS
(In Thousands)

	Bookings						Bookings
	FY04	Q1A	Q2A	Q3A	Q4A	FY04A	FY05	Q1E	Q2E	Q3E	Q4E	FY05E
Baseline (including LB/Braun)		$153,440	$148,234	$146,159	$151,800	$599,633		$142,000	$141,800	$141,400	$139,600	$564,800

Q1-2004A	$135,108	15,901	10,304	8,300	8,021	42,526		7,500	7,100	6,300	5,900	26,800
Q2-2004A	116,997		14,708	8,397	9,933	33,038		8,600	6,800	5,900	5,700	27,000
Q3-2004A	78,580			10,341	7,537	17,878		6,900	5,300	3,700	4,400	20,300
Q4-2004A	110,585				13,131	13,131		8,400	9,800	10,300	7,800	36,300

Total FY04	441,270	15,901	25,012	27,038	38,622	106,573		31,400	29,000	26,200	23,800	110,400

Baseline Prior to FY05	441,270	169,341	173,246	173,197	190,422	706,206		173,400	$170,800	$167,600	$163,400	$675,200

Q1-2005E							$120,000	19,600	FY05 Revenue to be Reported
Q2-2005E
Q3-2005E
Q4-2005E

Total FY05							500,00	19,600

Grand Total	$441,270	$169,341	$173,246	$173,197	$190,422	$706,206	$500,000	$193,000

E = Estimate
A = Actual